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                                   EXHIBIT 11
                             CRAGAR INDUSTRIES, INC.
                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE

PRIMARY EARNINGS PER COMMON SHARE                                       Nine Months Ended September 30,
                                                                             1997             1996
                                                                         -----------        ---------
Net earnings (loss)                                                      $(3,962,243)         417,715
                                                                         ===========        =========
Weighted average number of common shares equivalent
      Weighted average common shares outstanding (1)                       2,226,431        1,178,182
      Common equivalent shares using the Treasury Stock Method (2)            70,276           35,371
                                                                         -----------        ---------
Average common shares outstanding                                          2,296,707        1,469,848
                                                                         ===========        =========
Net earnings (loss) per common share and common equivalent share         $     (1.73)            0.28
                                                                         ===========        =========

(1) Gives effect to the weighted average number of actual common shares outstanding during each period presented.

(2) Gives effect to the exercise of various outstanding warrants and options using the treasury stock method.


PRIMARY EARNINGS PER COMMON SHARE                                       Three Months Ended September 30,
                                                                             1997              1996
                                                                         -----------        ----------
Net earnings (loss)                                                      $(4,244,565)          (61,994)
                                                                         ===========        ==========
Weighted average number of common shares equivalent
      Weighted average common shares outstanding (1)                       2,254,775         1,178,182
      Common equivalent shares using the Treasury Stock Method (2)            72,226            35,371
                                                                         -----------        ----------
Average common shares outstanding                                          2,327,001         1,469,848
                                                                         ===========        ==========
Net earnings (loss) per common share and common equivalent share         $     (1.82)            (0.04)
                                                                         ===========        ==========

(1) Gives effect to the weighted average number of actual common shares outstanding during each period presented.

(2) Gives effect to the exercise of various outstanding warrants and options using the treasury stock method.


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